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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Olsten Corporation (Olsten) and the related Proxy Statement and Prospectus of Olsten and Co-Counsel, Inc. and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the consolidated financial statements and schedule of Quantum Health Resources, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
July 10, 1996